Exhibit 99

FOR RELEASE     @ 8:45amET

DARA BioSciences Announces Acquisition of U.S. Marketing Rights to Soltamox™, an FDA approved liquid formulation of tamoxifen for the treatment of breast cancer

Soltamox™ and other product opportunities enabled through acquisition of Oncogenerix, a private South Carolina-based oncology company

Additional opportunities to develop and distribute generic sterile injectable cytotoxics and cancer support products

Raleigh, January 17, 2012 – DARA BioSciences, Inc. (NASDAQ:DARA) announced today that it has acquired exclusive U.S. rights to sell Soltamox™ , a liquid formulation of tamoxifen for the treatment of breast cancer, through the acquisition of South Carolina-based specialty pharmaceutical company, Oncogenerix, Inc. Christopher Clement, CEO of Oncogenerix and former CEO of Savient Pharmaceuticals will join DARA as a director and as Chief Operating Officer.

Dr. David J. Drutz, DARA’s President and Chief Executive Officer, stated: “The acquisition of Oncogenerix, and the rights to Soltamox™ leverage DARA’s existing cancer drug development program, provide DARA with the possibility of generating revenue in 2012, and establish a platform whereby other cancer and cancer-support products may be accessed in the future through pending Oncogenerix licensing efforts. We believe there is considerable upside potential in the markets for oral liquid formulations of other FDA approved products as well as sterile injectable cytotoxics. We also believe Chris and his talented team will prove to be excellent additions to DARA and important contributors to our growth as a company.”

Oral liquids provide an attractive alternative to solid dose formulations for those patients with difficulty swallowing (dysphagia) or those who prefer liquid therapeutics. Soltamox™ (oral liquid tamoxifen citrate) is used primarily for the chronic treatment of breast cancer or for prevention in certain susceptible breast cancer subgroups. The National Cancer Institute estimated in 2011 that 230,480 women would be diagnosed with breast cancer and 39,520 women would die.

Soltamox ™ has been approved by the FDA and will be the only liquid formulation of tamoxifen available for sale in the United States. Oncogenerix holds an exclusive license for the U.S. marketing rights to Soltamox™ from Rosemont Pharmaceuticals, Ltd., a U.K. based oral liquids specialty pharmaceutical company. Currently, Soltamox™ is marketed in the U.K. and Ireland. DARA expects to be actively marketing and selling Soltamox later this year.

DARA believes the acquisition will provide it with the opportunity to participate in multiple segments of the lucrative cancer market, currently valued in excess of $48 billion. As part of its strategy, Oncogenerix has also targeted generic injectable cytotoxics, where blockbuster products in excess of $1 billion market value are losing patent protection. Generic cytotoxics, cancer-

support products and other product licensing opportunities, along with DARA’s existing proprietary development pipeline, will be the basis of the Company’s long term product portfolio. DARA intends to commercialize its products in the U.S. as well as in international markets, and to partner with manufacturers who have the expertise and capability to provide finished goods from FDA inspected and approved facilities.

The acquisition transaction is structured as a merger. Pursuant to the terms of the merger agreement, the Oncogenerix shareholders received a total of 1,114,560 shares of DARA common stock at closing and also will have the opportunity to receive up to an additional 1,114,560 shares of DARA common stock based upon the achievement of certain milestones during the 60 months following the closing date.

Ladenburg Thalmann & Co. Inc., a subsidiary of Ladenburg Thalmann Financial Services Inc. (NYSE AMEX: LTS), acted as the financial advisor to Oncogenerix in connection with the transaction.

About DARA BioSciences, Inc.

DARA is a clinical stage pharmaceutical development company that acquires high quality, promising therapeutic molecules in early stage development (late pre-clinical or Phase 1). Acquired molecules have the potential to fill significant medical needs and represent large commercial opportunities for participation in large and growing markets. DARA expedites development through proof-of-concept in humans for subsequent partnering, sale or out-licensing to large healthcare and pharmaceutical companies. The effective implementation of this strategy has the potential to greatly enhance sustainable, long-term value for our shareholders.

Presently, DARA has two lead drug candidates advancing through clinical trials. The first is KRN5500 for the treatment of neuropathic pain in patients with cancer, a vastly underserved market. KRN5500 has successfully completed a Phase 2a study and has been designated as a Fast Track Drug by the United States Food and Drug Administration (FDA). The National Cancer Institute (NCI) is partnering with the company to initiate a second Phase 2 study. The second is DB959, a novel, dual delta /gamma, non TZD PPAR agonist that is preparing to enter Phase 2 development for the treatment of type 2 diabetes and dyslipidemia.

DARA also has three promising pre-clinical drug candidate programs for future development and monetization:

DB160 is a dipeptidylpeptidase (DPPIV) enzyme inhibitor that inactivates a key hormone involved in promoting control of blood sugar levels in diabetic patients. Studies have demonstrated that potent DPPIV inhibitors may also be beneficial for stem cell transplantation and cancer therapy.

DB900 comprises a series of PPAR—gamma /alpha /delta agonists with potential for development in diabetes, inflammatory diseases or selected additional indications.

DB200 is a series of compounds that inhibit the enzyme carnitine palmitoyltransferase-1 (CPT-1). These drug candidates have the potential to curtail inflammation and the proliferation of skin cells, thus resulting in decreased reddening and flaking of the skin seen in patients with psoriasis.

Safe Harbor Statement

All statements in this news release that are not historical are forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are subject to factors that could cause actual results to differ materially for DARA from those projected. Those factors include risks and uncertainties relating to DARA’s current cash position and its need to raise additional capital in order to be able to continue to fund its operations, risks and uncertainties relating to the potential delisting of DARA’s common stock from the NASDAQ Capital Market, risks and uncertainties relating to DARA’s ability to successfully integrate Oncogenerix, risks and uncertainties relating to DARA’s ability to commercialize and generate revenues or profits from Soltamox® or other products given DARA’s lack of a current sales force and lack of history as a revenue-generating company, FDA and other regulatory risks relating to DARA’s ability to market Soltamox® in the US or elsewhere, risks and uncertainties relating to DARA’s ability to develop and bring new products to market as anticipated, the current regulatory environment in which the company develops and sells its products, the market acceptance of those products, dependence on partners, successful performance under collaborative and other commercial agreements, competition, the strength of DARA’s intellectual property, the intellectual property of others, and other risk factors identified in the documents DARA has filed, or will file, with the Securities and Exchange Commission (“SEC”). Copies of DARA’s filings with the SEC may be obtained from the SEC Internet site at http://www.sec.gov. DARA expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward -looking statements contained herein to reflect any change in DARA’s expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based. DARA BioSciences and the DARA logo are trademarks of DARA BioSciences, Inc.